Exhibit 10.1
CONSULTING AGREEMENT
     This Consulting Agreement and Exhibit A attached hereto (the “Agreement”) is made and entered into as of January 1, 2007 (the “Effective Date”) by and between Taleo (Canada) Inc., a Quebec corporation located at 330, rue St-Vallier Est, Bureau 400, Quebec, QC G1K 9C5 (“Company”), and LT Management Inc. (“Consultant”), (each a “Party” and together the “Parties”). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the Parties hereto agree as follows:
1.     SERVICES AND COMPENSATION
Consultant agrees to perform for the Company the services described in Exhibit A (“Services”). Company agrees to pay Consultant the compensation set forth in Exhibit A for performing the Services.
2.    OWNERSHIP
Consultant agrees that all materials and presentations or other deliverables conceived, made or discovered by Consultant, solely or in collaboration with others (“Work Product”), during the term of this Agreement are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Work Product and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.
3.     TERM AND TERMINATION
     (a) This Agreement will commence on the Effective Date and shall continue until December 31, 2007, unless extended by mutually executed written agreement of the parties.
     (b) Either party may terminate this Agreement upon written notice to the other party.
4.    INDEPENDENT CONTRACTOR
Consultant shall perform the Services hereunder as an independent contractor and nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to perform its obligations under this Agreement, and shall incur all expenses associated with such performance, except as expressly provided on Exhibit A of this Agreement. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Consultant further agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on Company (i) to pay in withholding taxes or similar items or (ii) resulting from any determination by a court or government agency that Consultant is not an independent contractor.
5.    GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec without regard to its conflict of laws principles. The Parties further agree that all disputes arising out of or related to this Agreement shall be brought in the courts located in the Province of Quebec and Consultant hereby irrevocably consents to the personal jurisdiction of such courts.

6.    ENTIRE AGREEMENT
This Agreement is the entire agreement of the Parties with respect to the Services. This Agreement may be executed in counterparts and exchanged by facsimile or electronically scanned copy. Each such counterpart shall be deemed to be an original and all such counterparts together shall constitute one and the same Agreement. This Agreement may not be amended in any respect other than by written instrument signed by the Party against whom enforcement is sought.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

Taleo (Canada) Inc.		Consultant

Signature:	/s/ Michael Gregoire	Signature:	/s/ Louis Tetu

Name:	Michael Gregoire	Print Name:	Louis Tetu
Title:	President and Chief Executive Officer	Date:	4/2/2007
Date:	4/2/2007

EXHIBIT A
SERVICES AND COMPENSATION
1.	Contact

Consultant’s principal Company contact: Michael Gregoire
2.	Services & compensation
•	Services. Sales support (including presentations to potential customers) not to exceed six (6) working days per calendar quarter.

•	Compensation. As compensation for the Services, Consultant will be paid CAD $12,500 at the end of each calendar quarter following the Effective Date (e.g., March 31, 2007; June 30, 2007; September 30, 2007; and December 31, 2007).

•	Consultant will retain use and ownership of the laptop currently assigned to Consultant during and after the term of this Agreement.

•	Consultant will have access to Taleo’s VPN, email servers (with a personally named Taleo account) and Intranet for the duration of this Agreement.